STORM CAT ENERGY CORPORATION
(the “Company”)

AMENDED & RESTATED SHARE OPTION PLAN
Dated for Reference April 15, 2005

ARTICLE 1
PURPOSE AND INTERPRETATION

Purpose

1.1

The purpose of this Plan will be to advance the interests of the Company by encouraging equity participation in the Company through the acquisition of Common Shares of the Company. It is the intention of the Company that this Plan will at all times be in compliance with the rules and policies of the TSX Venture Exchange (the "TSX Venture Policies") and any inconsistencies between this Plan and the TSX Venture Policies whether due to inadvertence or changes in TSX Venture Policies will be resolved in favour of the latter.

Definitions

1.2

In this Plan:

Affiliate means a company that is a parent or subsidiary of the Company, or that is controlled by the same entity as the Company;

Associate has the meaning assigned by the Securities Act;

Board means the board of directors of the Company or any committee thereof duly empowered or authorized to grant options under this Plan;

Change of Control includes situations where after giving effect to the contemplated transaction and as a result of such transaction:

(i)

any one Person holds a sufficient number of voting shares of the Company or resulting company to affect materially the control of the Company or resulting company, or,

(ii)

any combination of Persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, hold in total a sufficient number of voting shares of the Company or its successor to affect materially the control of the Company or its successor, where such Person or combination of Persons did not previously hold a sufficient number of voting shares to affect materially control of the Company or its successor. In the absence of evidence to the contrary, any Person or combination of Persons acting in concert by virtue of an agreement, arrangement, commitment or understanding, holding more than 20% of the voting shares of the Company or its successor is deemed to materially affect the control of the Company or its successor;

Common Shares means common shares without par value in the capital of the Company providing such class is listed on the TSX Venture Exchange;

Company means the Corporation named at the top hereof and includes, unless the context otherwise requires, all of its subsidiaries or affiliates and successors according to law;

Consultant means a Person or Consultant Company, other than an Employee, Officer or Director that:

(i)

provides on an ongoing bona fide basis, consulting, technical, managerial or like services to the Company or an Affiliate of the Company, other than services provided in relation to a Distribution;

(ii)

provides the services under a written contract between the Company or an Affiliate and the Person or the Consultant Company;

(iii)

in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the business and affairs of the Company or an Affiliate of the Company; and

(iv)

has a relationship with the Company or an Affiliate that enables the Person or Consultant Company to be knowledgeable about the business and affairs of the Company;

Consultant Company means for a Person consultant, a company or partnership of which the Person is an employee, shareholder or partner;

Directors means the directors of the Company as may be elected from time to time;

Discounted Market Price has the meaning assigned by Policy 1.1 of the TSX Venture Policies;

Disinterested Shareholder Approval means approval by a majority of the votes cast by all the Company's shareholders at a duly constituted shareholders' meeting, excluding votes attached to shares beneficially owned by Service Providers or their Associates;

Distribution has the meaning assigned by the Securities Act, and generally refers to a distribution of securities by the Company from treasury;

Effective Date for an Option means the date of grant thereof by the Board;

Employee means:

(i)

a Person who is considered an employee under the Income Tax Act (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

(ii)

a Person who works full-time for the Company or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

(iii)

a Person who works for the Company or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions need not be made at source;

Exercise Price means the amount payable per Common Share on the exercise of an Option, as determined in accordance with the terms hereof;

Expiry Date means the day on which an Option lapses as specified in the Option Commitment therefor or in accordance with the terms of this Plan;

Insider means:

(i)

an insider as defined in the TSX Venture Policies or as defined in securities legislation applicable to the Company;

(ii)

an Associate of any person who is an Insider by virtue of Section (i) above;

Investor Relations Activities has the meaning assigned by Policy 1.1 of the TSX Venture Policies, and means generally any activities or communications that can reasonably be seen to be intended to or be primarily intended to promote the merits or awareness of or the purchase or sale of securities of the Company;

Listed Shares means the number of issued and outstanding shares of the Company that have been accepted for listing on the TSX Venture Exchange, but excluding dilutive securities not yet converted into Listed Shares;

Management Company Employee means a Person employed by another person or a corporation providing management services to the Company which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a corporation or Person engaged primarily in Investor Relations Activities;

Officer means a duly appointed senior officer of the Company;

Option means the right to purchase Common Shares granted hereunder to a Service Provider;

Option Commitment means the notice of grant of an Option delivered by the Company hereunder to a Service Provider and substantially in the form of Schedule A hereto;

Optioned Shares means Common Shares that may be issued in the future to a Service Provider upon the exercise of an Option;

Optionee means the recipient of an Option hereunder;

Outstanding Shares means at the relevant time, the number of outstanding Common Shares of the Company from time to time;

Participant means a Service Provider that becomes an Optionee;

Person means a company or an individual;

Plan means this Share Option Plan, the terms of which are set out herein or as may be amended;

Plan Shares means the total number of Common Shares which may be reserved for issuance as Optioned Shares under the Plan as provided in Section 2.2;

Regulatory Approval means the approval of the TSX Venture Exchange and any other securities regulatory authority that may have lawful jurisdiction over the Plan and any Options issued hereunder;

Sale of the Company means:

(i)

a sale of all or substantially all of the assets of the Company;

(ii)

a corporate transaction (whether effected through an acquisition for cash or securities, and whether structured as a purchase, amalgamation, merger, arrangement or otherwise) in which the Company is not the surviving corporation (other than a purchase, amalgamation, merger or consolidation with one or more subsidiaries of the Company, or other transaction in which there is no material change of control in the beneficial shareholder(s) of the Company; and

(iii)

a corporate transaction (whether effected through an acquisition for cash or securities, and whether structured as a purchase, amalgamation, merger, arrangement or otherwise) in which the Company is the surviving corporation, but after which shareholder(s) of the Company immediately prior to such transaction (other than any shareholder which merges, or which owns or controls another corporation which merges, with the Company in such transaction) hold less than 30% of the voting rights attaching to all of the outstanding voting securities of the Company;

Securities Act means the Securities Act, R.S.B.C. 1996, c. 418, as amended from time to time;

Service Provider means a Person who is a bona fide Director, Officer, Employee, Management Company Employee or Consultant, and also includes a company, of which 100% of the share capital is beneficially owned by one or more Person Service Providers;

Share Compensation Arrangement means any Option under this Plan but also includes any other stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares to a Service Provider;

Shareholder Approval means approval by a majority of the votes cast by eligible shareholders at a duly constituted shareholders' meeting;

TSX Venture Exchange means the TSX Venture Exchange and any successor thereto; and

TSX Venture Policies means the rules and policies of the TSX Venture Exchange as amended from time to time.

ARTICLE 2
SHARE OPTION PLAN

Establishment of Share Option Plan

2.1

There is hereby established a Share Option Plan to recognize contributions made by Service Providers and to create an incentive for their continuing assistance to the Company and its Affiliates. Unless otherwise agreed by the holders thereof, any share options granted by the Company before the date of this Plan, are not included hereunder or affected hereby.

Maximum Plan Shares

2.2

The maximum aggregate number of Plan Shares that may be reserved for issuance under the Plan is 7,000,000 Common Shares, unless this Plan is amended pursuant to the requirements of the TSX Venture Policies.

Eligibility

2.3

Options to purchase Common Shares may be granted hereunder to Service Providers from time to time by the Board. Service Providers that are corporate entities will be required to undertake in writing not to effect or permit any transfer of ownership or option of any of its shares, nor issue more of its shares (so as to indirectly transfer the benefits of an Option), as long as such Option remains outstanding, unless the written permission of the TSX Venture Exchange and the Company is obtained.

Options Granted Under the Plan

2.4

All Options granted under the Plan will be evidenced by an Option Commitment in the form attached as Schedule A, showing the number of Optioned Shares, the term of the Option, a reference to vesting terms, if any, and the Exercise Price.

2.5

Subject to specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of an Option Commitment made hereunder.

Limitations on Issue

2.6

Subject to Section 2.9, the following restrictions on issuances of Options are applicable under the Plan:

(a)

no Service Provider can be granted an Option if that Option would result in the total number of Options, together with all other Share Compensation Arrangements granted to such Service Provider in the previous 12 months, exceeding 5% of the Listed Shares (unless the Company is classified as a Tier 1 Issuer by the TSX Venture Exchange and has obtained Disinterested Shareholder Approval under Section 2.9(a)(iii) to do so);

(b)

no Options can be granted under the Plan if the Company is designated "Inactive" (as defined in TSX Venture Policies) by the TSX Venture Exchange;

(c)

the aggregate number of Options granted to Service Providers conducting Investor Relations Activities in any 12-month period must not exceed 2% of the Listed Shares, calculated at the time of grant, without the prior consent of TSX Venture Exchange; and

(d)

the aggregate number of options granted to any one Consultant in any 12-month period must not exceed 2% of the Listed Shares, calculated at the time of grant, without the prior consent of TSX Venture Exchange.

Options Not Exercised or Optioned Shares Used to Pay Exercise Price

2.7

In the event an Option granted under the Plan expires unexercised or is terminated by reason of dismissal of the Optionee for cause or is otherwise lawfully cancelled prior to exercise of the Option, the Optioned Shares that were issuable thereunder will be returned to the Plan and will be eligible for re-issue. Additionally, if an Optionee pays the Exercise Price (and/or any applicable withholding taxes) of an Option by surrendering previously owned Common Shares, or arranges to have the appropriate number of Optioned Shares otherwise issuable upon exercise of the Option withheld, then the Common Shares that would have been issued upon exercise of the Option equal in number to the surrendered and/or withheld Optioned Shares and Common Shares shall not count towards the maximum number of Plan Shares that may be reserved for issuance under the Plan and shall be available for future Options granted under the Plan.

Powers of the Board

2.8

The Board will be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder. Without limiting the generality of the foregoing, the Board has the power to

(a)

allot Common Shares for issuance in connection with the exercise of Options;

(b)

grant Options hereunder;

(c)

subject to Regulatory Approval, amend, suspend, terminate or discontinue the Plan, or revoke or alter any action taken in connection therewith, except that no general amendment or suspension of the Plan will, without the written consent of all Optionees, alter or impair any Option previously granted under the Plan unless as a result of a change in TSX Venture Policies or the Company's tier classification thereunder;

(d)

delegate all or such portion of its powers hereunder as it may determine to one or more committees of the Board, either indefinitely or for such period of time as it may specify, and thereafter each such committee may exercise the powers and discharge the duties of the Board in respect of the Plan so delegated to the same extent as the Board is hereby authorized so to do; and

(e)

may in its sole discretion amend this Plan (except for previously granted and outstanding Options) to reduce the benefits that may be granted to Service Providers (before a particular Option is granted) subject to the other terms hereof.

Terms or Amendments Requiring Disinterested Shareholder Approval

2.9

The Company will be required to obtain Disinterested Shareholder Approval prior to any of the following actions becoming effective:

(a)

the Plan, together with all of the Company's previously established and outstanding stock option plans or grants, could result at any time in:

(i)

the aggregate number of shares reserved for issuance under stock options granted to Insiders exceeding 10% of the Listed Shares;

(ii)

the number of Optioned Shares issued to Insiders within a one-year period exceeding 10% of the Listed Shares; or,

(iii)

in the case of a Tier 1 Issuer only, the issuance to any one Optionee, within a 12-month period, of a number of shares exceeding 5% of Listed Shares; or

(b)

any reduction in the Exercise Price of an Option previously granted to an Insider.

ARTICLE 3
TERMS AND CONDITIONS OF OPTIONS

Exercise Price

3.1

The Exercise Price of an Option will be set by the Board at the time such Option is allocated under the Plan, and cannot be less than the Discounted Market Price.

Term of Option

3.2

An Option can be exercisable for a maximum of 10 years from the Effective Date for a Tier 1 Company, or five years from the Effective Date for a Tier 2 Company.

Option Amendment

3.3

Subject to Section 2.9(b), the Exercise Price of an Option may be amended only if at least six (6) months have elapsed since the later of the date of commencement of the term of the Option, the date the Company's shares commenced trading on the TSX Venture Exchange, or the date of the last amendment of the Exercise Price.

3.4

An Option must be outstanding for at least one year before the Company may extend its term, subject to the limits contained in Section 3.2.

3.5

Any proposed amendment to the terms of an Option must be approved by the TSX Venture Exchange prior to the exercise of such Option.

Vesting of Options

3.6

Subject to Section 3.7, vesting of Options is otherwise at the discretion of the Board, and will generally be subject to:

(a)

the Service Provider remaining employed by or continuing to provide services to the Company or any of its subsidiaries and Affiliates as well as, at the discretion of the Board, achieving certain milestones which may be defined by the Board from time to time or receiving a satisfactory performance review by the Company or its subsidiary or affiliate during the vesting period; or

(b)

remaining as a Director of the Company or any of its subsidiaries or Affiliates during the vesting period.

3.7

If the Company is a Tier 2 Issuer and the Plan Shares exceed 10% of the Listed Shares, any Options granted under the Plan will vest in accordance with the vesting schedule attached as Schedule B and may be exercised only after vesting.

Vesting of Options Granted for Investor Relations Activities

3.8

Subject to Section 3.7, Options granted to Consultants conducting Investor Relations Activities will vest:

(a)

over a period of not less than 12 months as to 25% on the date that is three months from the date of grant, and a further 25% on each successive date that is three months from the date of the previous vesting; or

(b)

such longer vesting period as the Board may determine.

Variation of Vesting Periods

3.9

At the time an Option is granted which carries vesting provisions, the Board may vary such vesting provisions provided in Section 3.7 and Section 3.8, subject to Regulatory Approval.

Accelerated Vesting

3.10

Notwithstanding any vesting provisions imposed on any Options granted under this Plan, whether such vesting provisions are set out in this Plan or in an Option Commitment made pursuant to this Plan, if the Company is classified as a Tier 1 Issuer by the TSX Venture Exchange, then, immediately upon the completion of a Sale of the Company, all outstanding and unvested Options (except for Options granted to Consultants conducting Investor Relations Activities) will be deemed to be fully vested without the need for any further action by the Company or the Optionee.

Optionee Ceasing to be Director, Employee or Service Provider

3.11

No Option may be exercised after the Service Provider has left the employ/office or has been advised his services are no longer required or his service contract has expired, except as follows:

(a)

in the case of the death of an Optionee, any vested Option held by him at the date of death will become exercisable by the Optionee's lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such Optionee and the date of expiration of the term otherwise applicable to such Option;

(b)

in the case of a Tier 1 Company, Options granted to any Service Provider must expire within 90 days after the date the Optionee ceases to be employed with or provide services to the Company, but only to the extent that such Optionee was vested in the Option at the date the Optionee ceased to be so employed or to provide services to the Company;

(c)

in the case of a Tier 2 Company, Options granted to a Service Provider conducting Investor Relations Activities must expire within 30 days of the date the Optionee ceases to conduct such activities, but only to the extent that such Optionee was vested in the Option at the date the Optionee ceased to conduct such activities,

(d)

in the case of a Tier 2 Company, Options granted to an Optionee other than one conducting Investor Relations Activities must expire within 90 days after the Optionee ceases to be employed with or provide services to the Company, but only to the extent that such Optionee was vested in the Option at the date the Optionee ceased to be so employed or to provide services to the Company;

(e)

in the case of an Optionee being dismissed from employment or service for cause, such Optionee's Options, whether or not vested at the date of dismissal will immediately terminate without right to exercise same; and

(f)

in the event that the Optionee ceases to be employed with or provide services to the Company, whether for cause or otherwise, no potential value of the option will be considered in determining any notice or compensation in lieu of notice that may be required or given upon such cessation of the Optionee’s tenure with the Company. This is a condition of the grant of the Options to the Optionee and the Optionee waives any and all rights and claims the Optionee may have to any Optioned Shares or value attributable to Optioned Shares which would have under any circumstances vested after the Optionee ceases to be employed with or provide services to the Company.

Non Assignable

3.12

Subject to Section 3.11(a), all Options will be exercisable only by the Optionee to whom they are granted and will not be assignable or transferable.

Adjustment of the Number of Optioned Shares

3.13

The number of Common Shares subject to an Option will be subject to adjustment in the events and in the manner following:

(a)

in the event of a subdivision of Common Shares as constituted on the date hereof, at any time while an Option is in effect, into a greater number of Common Shares, the Company will thereafter deliver at the time of purchase of Optioned Shares hereunder, in addition to the number of Optioned Shares in respect of which the right to purchase is then being exercised, such additional number of Common Shares as result from the subdivision without an Optionee making any additional payment or giving any other consideration therefor;

(b)

in the event of a consolidation of the Common Shares as constituted on the date hereof, at any time while an Option is in effect, into a lesser number of Common Shares, the Company will thereafter deliver and an Optionee will accept, at the time of purchase of Optioned Shares hereunder, in lieu of the number of Optioned Shares in respect of which the right to purchase is then being exercised, the lesser number of Common Shares as result from the consolidation;

(c)

in the event of any change of the Common Shares as constituted on the date hereof, at any time while an Option is in effect, the Company will thereafter deliver at the time of purchase of Optioned Shares hereunder the number of shares of the appropriate class resulting from the said change as an Optionee would have been entitled to receive in respect of the number of Common Shares so purchased had the right to purchase been exercised before such change;

(d)

in the event of a capital reorganization, reclassification or change of outstanding equity shares (other than a change in the par value thereof) of the Company, a consolidation, merger or amalgamation of the Company with or into any other company or a sale of the property of the Company as or substantially as an entirety at any time while an Option is in effect, an Optionee will thereafter have the right to purchase and receive, in lieu of the Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option, the kind and amount of share and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the holder of a number of Common Shares equal to the number of Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option would have received as a result thereof. The subdivision or consolidation of Common Shares at any time outstanding (whether with or without par value) will not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this Section 3.13(d);

(e)

an adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this Section are cumulative;

(f)

the Company will not be required to issue fractional shares in satisfaction of its obligations hereunder. Any fractional interest in a Common Share that would except for the provisions of this Section 3.13(f), be deliverable upon the exercise of an Option will be cancelled and not be deliverable by the Company; and

(g)

if any questions arise at any time with respect to the Exercise Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in this Section 3.13, such questions will be conclusively determined by the Company's auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Vancouver, British Columbia (or in the city of the Company's principal executive office) that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

ARTICLE 4
COMMITMENT AND EXERCISE PROCEDURES

Option Commitment

4.1

Upon grant of an Option hereunder, an authorized officer of the Company will deliver to the Optionee an Option Commitment detailing the terms of such Options and upon such delivery the Optionee will be subject to the Plan and have the right to purchase the Optioned Shares at the Exercise Price set out therein subject to the terms and conditions hereof.

Manner of Exercise

4.2

An Optionee who wishes to exercise his Option may do so by delivering:

(a)

a written notice to the Company specifying the number of Optioned Shares being acquired pursuant to the Option; and

(b)

the aggregate Exercise Price (and any applicable withholding taxes) for the Optioned Shares being acquired by any of the following means permitted by the Board from time to time, including, but not limited to, (1) cash or a certified cheque payable to the Company; (2)

tendering (either actually or by attestation) Common Shares owned by the Optionee for at least six (6) months, valued at the fair market value on the date the Option is exercised; (3) arranging to have the appropriate number of Common Shares issuable upon the exercise of the Option withheld or sold; or (4) any combination of the above.

Delivery of Certificate and Hold Periods

4.3

As soon as practicable after receipt of the notice of exercise described in Section 4.2 and payment in full for the Optioned Shares being acquired, the Company will direct its transfer agent to issue a certificate to the Optionee for the appropriate number of Optioned Shares. Such certificate issued will bear a legend stipulating any resale restrictions required under applicable securities laws. Further, if the Company is a Tier 2 Issuer, or the Exercise Price is set below the then current market price of the Common Shares on the TSX Venture Exchange, the certificate will also bear a legend stipulating that the Optioned Shares are subject to a four-month TSX Venture Exchange hold period commencing the date of the Option Commitment.

ARTICLE 5

GENERAL

Employment and Services

5.1

Nothing contained in the Plan will confer upon or imply in favour of any Optionee any right with respect to office, employment or provision of services with the Company, or interfere in any way with the right of the Company to lawfully terminate the Optionee's office, employment or service at any time pursuant to the arrangements pertaining to same. Participation in the Plan by an Optionee will be voluntary.

No Representation or Warranty

5.2

The Company makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of the Plan or to the effect of the Income Tax Act (Canada) or any other taxing statute governing the Options or the Common shares issuable thereunder or the tax consequences to a Service Provider. Compliance with applicable securities laws as to the disclosure and resale obligations of each Participant is the responsibility of such Participant and not the Company.

Interpretation

5.3

The Plan will be governed and construed in accordance with the laws of the Province of British Columbia.

Amendment of the Plan

5.4

The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan with respect to all Common Shares in respect of Options which have not yet been granted hereunder. Any amendment to any provision of the Plan will be subject to any necessary Regulatory Approvals unless the effect of such amendment is intended to reduce (but not to increase) the benefits of this Plan to Service Providers.

U.S. Tax Withholding

5.5

Prior to the delivery of any Optioned Shares being acquired upon exercise of an Option, the Company may withhold, or require an Optionee to remit to the Company, an amount sufficient to pay any U.S. Federal, state, and local taxes associated with exercise of the Option and acquisition of the Optioned Shares. The Board may, in its discretion and subject to such rules as the Board may adopt, permit an Optionee to pay any or all taxes associated with such exercise in cash, by tendering or arranging to have sold the appropriate number of Common Shares, including the Optioned Shares being delivered in connection with the exercise, or by a combination of these methods. If Common Shares are used to satisfy withholding tax obligations, such Common Shares shall be valued based on the fair market value thereof as of the date when the withholding for taxes is required to be made. Notwithstanding the foregoing, except as otherwise provided by the Board or in the terms of the Option, the Company shall have the right to require an Optionee to pay cash to satisfy withholding taxes as a condition to the delivery of any Optioned Shares being acquired upon exercise under the Plan.

SCHEDULE A
SHARE OPTION PLAN
OPTION COMMITMENT

Notice is hereby given that, effective this • day of •, 200• (the "Effective Date") Storm Cat Energy Corporation (the "Company") has granted to • (the "Service Provider"), an Option to acquire • Common Shares (“Optioned' Shares") up to 5:00 p.m. Vancouver Time on the • day of •, 200• (the "Expiry Date") at an Exercise Price of CDN$• per share.

At the date of grant of the Option, the Company is classified as a Tier • company under TSX Venture Policies.

Optioned Shares will vest and may be exercised as follows:

·

in accordance with the vesting provisions set out in Schedule B of the Plan or

·

as follows: •

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company's Amended & Restated Share Option Plan dated for reference •, 200•, the terms and conditions of which are hereby incorporated herein. A copy of that Plan will be made available to you upon your request to the Company.

To exercise your Option, deliver a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Exercise Price, to the Company. A certificate for the Optioned Shares so acquired will be issued by the Company’s transfer agent as soon as practicable thereafter and will bear a minimum four month non-transferability legend from the date of this Option Commitment. [A Tier 1 Company may grant stock options without a hold period, provided the exercise price of the options is set at or above the market price of the Company's shares rather than below.]

The Company and the Service Provider represent that the Service Provider under the terms and conditions of the Plan is a bona fide [EMPLOYEE/ CONSULTANT/MANAGEMENT COMPANY EMPLOYEE] • of the Company, entitled to receive Options under TSX Venture Policies.

STORM CAT ENERGY CORPORATION

_________________________________

Authorized Signatory

SCHEDULE B
SHARE OPTION PLAN
VESTING SCHEDULE

1.

Options granted pursuant to the Plan to Directors, Officers and all Employees employed by the Company for a period of more than six months at the time the Option is granted will vest as follows:

(a)

1/3 of the total number of Options granted will vest six months after the date of grant;

(b)

a further 1/3 of the total number of Options granted will vest one year after the date of grant; and

(c)

the remaining 1/3 of the total number of Options granted will vest eighteen months after the date of grant.

2.

Options granted pursuant to the Plan to an Employee who has been employed by the Company for a period of less than six months at the time the Option is granted will vest as follows:

(a)

1/3 of the total number of Options granted will vest one year after the date of grant;

(b)

a further 1/3 of the total number of Options granted will vest eighteen months after the date of grant; and

(c)

the remaining 1/3 of the total number of Options granted will vest two years after the date of grant.

3.

Options granted to Consultants retained by the Company pursuant to a short term contract or for a specific project with a finite term, will be subject to such vesting provisions determined by the Board of Directors of the Company at the time the Option Commitment is made, subject to Regulatory Approval.